Exhibit 99.1

               Kimco Realty Reports Fourth Quarter and
                 Full Year Operating Results for 2003

    NEW HYDE PARK, N.Y.--(BUSINESS WIRE)--Feb. 11, 2004--

   Achieves Record Full Year FFO Per Diluted Common Share of $3.23;
    Fourth Quarter FFO Per Diluted Common Share Increases to $0.85

    Kimco Realty Corporation (NYSE: KIM), the nation's largest owner and operator of neighborhood and community shopping centers, today announced that fourth quarter net income for the period ended December 31, 2003, increased 33.5 percent to $84.1 million from $63.0 million for the same period last year. Fourth quarter net income per diluted common share was $0.72, an increase of 28.6 percent from $0.56 a year ago.
    Funds from operations (FFO) rose 33.9 percent to $96.3 million, from $71.9 million for the same period last year. On a diluted per common share basis, FFO increased 25.0 percent to $0.85 from $0.68 for the same period last year. Previously reported FFO for the fourth quarter and year ended 2002 has been reduced by approximately $10.8 million, or $0.10 per diluted common share to reflect clarifications with The National Association of Real Estate Investment Trusts' (NAREIT) definition of FFO. The prior year adjustments are attributable to the inclusion in FFO of gains from the early extinguishment of debt and non-cash adjustments to asset carrying values. The Company's growth in FFO per share on the previously reported fourth quarter 2002 per share amount of $0.78 would have been
10.3 percent on a comparable basis.
    Funds from operations continues to exclude gains and losses from sales of operating properties. For the fourth quarter 2003, FFO excludes gains on dispositions of operating properties of approximately $20.4 million, or $0.18 per diluted common share. FFO for the fourth quarter 2002 excludes gains on dispositions of approximately $11.3 million, or $0.10 per diluted common share.
    FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO is included in this release.
    For the year ended December 31, 2003, net income increased 25.3 percent to $307.9 million from $245.7 million for the same period last year. Net income per diluted common share increased to $2.62 from $2.16 for the same period in the previous year. Funds from operations rose 14.3 percent to $353.1 million for the year ended 2003 from $308.9 million in the year earlier period. On a diluted per common share basis, FFO increased 10.2 percent to $3.23 from $2.93 a year ago. Full year 2002 FFO has also been adjusted for NAREIT's definition as noted above. Prior to taking into account the adjustments, Kimco's FFO per share growth would have been 5.0 percent on a comparable basis.
    Funds from operations for the full year 2003 excludes gains on dispositions of operating properties of approximately $50.8 million, or $0.46 per diluted common share. For the full year 2002, FFO excludes gains on dispositions of operating properties of $12.8 million, or $0.12 per diluted common share.
    During the quarter, Kimco increased the occupancy of its parent shopping center portfolio to 90.7 percent from 89.5 percent at September 30, 2003 and 87.8 percent a year ago. For the quarter, Kimco signed 98 new leases totaling 723,000 square feet bringing the full year total leases signed in the parent portfolio to 427 or 3.3 million square feet, an increase of 12 percent above the 380 leases signed in the parent portfolio during 2002.
    In addition to the leases signed during the year in the Company's parent portfolio, 71 new leases were signed totaling 477,000 square feet in the Kimco Income REIT (KIR), 164 leases totaling 883,000 square feet in the Company's merchant building business, Kimco Developers, Inc. (KDI), and 28 new leases totaling 117,000 square feet were signed in the Kimco Retail Opportunity Portfolio (KROP). For the Company's entire property portfolio, which is comprised of interests in approximately 103 million square feet, the Company signed 690 new leases totaling 4.8 million square feet.

    Investment Activity

    During the quarter, Kimco acquired interests in seven shopping centers in the U.S. aggregating $71.2 million in addition to the 52 properties the Company acquired in the previously announced $700 million Mid-Atlantic transaction. Company wide, Kimco completed approximately $1.5 billion in shopping center acquisitions totaling
12.4 million square feet during 2003. Subsequent to year end, Kimco acquired interests in three additional shopping centers and a parcel of land for an additional $91.7 million.
    Kimco acquired its third shopping center investment in Mexico for $9.9 million during the fourth quarter. Also during the quarter, the Company formed a 50/50 joint venture with G.E. Real Estate to acquire additional shopping centers in Mexico. Kimco transferred two previously acquired shopping centers located in Monterrey and Saltillo, Mexico, to the venture. Kimco and G.E Real Estate intend to selectively grow the portfolio of shopping centers in Mexico over the next few years.
    The Company recently completed five new preferred equity investments, providing $22.7 million of capital to shopping center developers and owners. During the quarter, two investments were prepaid generating an internal rate of return in excess of 20.0 percent. Since January 2003, Kimco has completed 16 preferred equity transactions totaling $53.1 million bringing the Company's existing portfolio up to 21 preferred equity transactions representing approximately $84.6 million of investment.

    Shopping Center Dispositions

    Kimco, as part of its stated strategy for the MART portfolio, sold the Harford Mall and Annex for approximately $71.0 million in December. In addition, Kimco sold five properties during the quarter from its parent portfolio in separate transactions for a total of $71.1 million. Since January 2003, Kimco has sold $264.4 million of properties from the parent portfolio, primarily reinvesting the proceeds in new investments.
    Kimsouth, a joint portfolio investment that the Company is liquidating, sold five shopping centers during the quarter. Aggregate sales price of the properties was $39.7 million bringing total sales for the year to $83.3 million from 14 property sales. Subsequent to year end, Kimsouth sold two additional properties from this portfolio for proceeds of $21.4 million.

    Kimco Developers Inc. (KDI)

    KDI, the Company's merchant building subsidiary, recognized gains on sales of development properties during the quarter of $1.3 million, net of tax. KDI sold portions of three ongoing development projects; Gateway Station in Burleson, Texas; Forum at Olympia Parkway in San Antonio, Texas and Four Peaks Plaza in Fountain Hills, Arizona. In addition, KDI recognized a gain on the sale of Riggs Marketplace, which had been structured as a participating financing. For the year, KDI sold properties of approximately $126.6 million.
    KDI also invested an aggregate amount of $30.9 million in four new projects during the quarter. The projects are as follows:

    --  Cypress Town Center in Cypress, Texas
    --  South Towne Center in Burleson, Texas
    --  Lake Worth Town Crossing in Lake Worth, Florida
    --  Shoppes at Amelia Concourse in Nassau County, Florida

    For the year, KDI commenced 12 new development projects totaling $80.2 million of investment plus an additional $128.7 million of investment in its development pipeline.

    Earnings Guidance

    Kimco's management increased its earnings guidance for FFO per share in 2004 to between $3.41 and $3.46 per share, from the previously issued range of $3.39 to $3.45.
    Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 40 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 699 properties comprising approximately 103 million square feet of leasable space located throughout 41 states, Canada and Mexico. For further information refer to the Company's web site at www.kimcorealty.com.

    Safe Harbor Statement: The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include general economic conditions, local real estate conditions, increases in interest rates, increases in operating costs and real estate taxes. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2002. Copies of each filing may be obtained from the Company or the SEC.



                       Kimco Realty Corporation
                   Consolidated Statements of Income
                 (in thousands, except per share data)

                    Three Months Ended           Year Ended
                        December 31,             December 31,
                     2003        2002          2003        2002
                   --------    --------      --------    --------
Real Estate
 Operations:
------------
 Revenues from
  rental property  $126,575    $111,355      $479,664    $432,777
                   --------    --------      --------    --------

 Rental property
  expenses:
  Rent                2,882       2,830        11,240      11,300
  Real estate
   taxes             15,882      15,673        61,276      60,248
  Operating and
   maintenance       13,739      12,105        53,979      44,525
                   --------    --------      --------    --------
                     32,503      30,608       126,495     116,073
                   --------    --------      --------    --------

   Net Operating
    Income           94,072      80,747       353,169     316,704

Income from other
 real estate
 investments          7,021       2,348        22,828      16,038
Mortgage financing
 income               2,814       6,658        18,587      19,412
Management and
 other fee income     4,493       3,009        15,315      12,069
Depreciation and
 amortization       (25,990)    (18,289)      (86,237)    (70,894)
                   ---------   ---------     ---------   ---------
                     82,410      74,473       323,662     293,329
                   --------    --------      --------    --------

Interest, dividends
 and other
 investment income    6,070       3,096        19,464      18,565
Other income/
 (expense), net      (2,965)     (3,725)       (3,792)      2,532
                   ---------   ---------     ---------   --------
                      3,105        (629)       15,672      21,097
                   --------    ---------     --------    --------

Interest expense    (28,844)    (20,814)     (102,709)    (85,323)
General and
 administrative
 expenses            (9,933)     (8,539)      (38,657)    (31,605)
Gain on early
 extinguishment of
 debt                    --      19,033         2,921      19,033
Adjustment of
 property carrying
 values                  --     (11,000)           --     (11,000)
                   --------    ---------     --------    ---------
                     46,738      52,524       200,889     205,531

Benefit/(Provision)
 for income taxes     2,170        (130)       (1,516)     (6,552)

Equity in income of
 real estate joint
 ventures, net       11,817      13,282        42,276      37,693
Minority interests
 in income of
 partnerships, net   (2,125)     (1,691)       (7,868)     (2,430)
                   ---------   ---------     ---------   ---------

  Income from
   continuing
   operations        58,600      63,985       233,781     234,242




Discontinued
 Operations:
------------
  Income from
   discontinued
   operating
   properties         4,401       2,496        10,023       7,928
  Gain on early
   extinguishment
   of debt            3,419       3,222         6,760       3,222
  Adjustment of
   property
   carrying values   (4,016)    (22,030)       (4,016)    (22,030)
  Gain on
   disposition of
   operating
   properties        17,192      11,266        47,657      12,778
                   --------    --------      --------    --------
  Income/(Loss)
   from
   discontinued
   operations        20,996      (5,046)       60,424       1,898
                   --------    ---------     --------    --------
Gain on sale of
 operating
 properties(1)        3,177          --         3,177          --
Gain on sale of
 development
 properties, net of
 tax of $864,
 $2,682, $6,998 and
 $6,352,
 respectively (1)     1,296       4,023        10,497       9,528
                   --------    --------      --------    --------

  Net income         84,069      62,962       307,879     245,668

Original issuance
 costs associated
 with the
 redemption of
 preferred stock         --          --        (7,788)         --

  Preferred stock
   dividends         (2,909)     (4,609)      (14,669)    (18,437)
                   ---------   ---------     ---------   ---------

  Net income
   available to
   common
   shareholders    $ 81,160    $ 58,353      $285,422    $227,231
                   ========    ========      ========    ========

Per common share:
  Income from
   continuing
   operations:
   - Basic         $   0.54    $   0.61      $   2.10    $   2.16
                   ========    ========      ========    ========
   - Diluted       $   0.53    $   0.60(2)   $   2.07    $   2.14(2)
                   ========    ========      ========    ========
  Net income:
   - Basic         $   0.73    $   0.56      $   2.67    $   2.18
                   ========    ========      ========    ========
   - Diluted       $   0.72    $   0.56(2)   $   2.62    $   2.16(2)
                   ========    ========      ========    ========

Weighted average
 share information:
   - Basic          110,497     104,578       107,092     104,458
                   ========    ========      ========    ========
   - Diluted        112,582     107,463(2)    108,770     105,969(2)
                   ========    ========      ========    ========

Reclassifications: Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.




                       Kimco Realty Corporation
                         Funds From Operations
                 (in thousands, except per share data)

                    Three Months Ended            Year Ended
                        December 31,              December 31,
                      2003       2002          2003        2002
                   --------    --------      --------    --------
Funds From
 Operations
 Net income        $ 84,069    $ 62,962      $307,879    $245,668
 Gain on
  disposition of
  operating
  properties        (20,369)    (11,266)      (50,834)    (12,778)
 Depreciation and
  amortization       26,575      19,492        89,068      76,674
 Depreciation and
  amortization -
  real estate joint
  ventures            8,945       5,329        29,456      17,779
 Redemption costs        --          --        (7,788)         --
 Preferred stock
  dividends          (2,909)     (4,609)      (14,669)    (18,437)
                   ---------   ---------     ---------   ---------

 Funds from
  operations       $ 96,311    $ 71,908(3)   $353,112    $308,906(3)
                   ========    ===========   ========    ===========

 Per common share:
    - Basic        $   0.87    $   0.69      $   3.30    $   2.96
                   ========    ========      ========    ========
    - Diluted      $   0.85(2) $   0.68(2,3) $   3.23(2) $   2.93(2,3)
                   ========    ========      ========    ========




Weighted Average
 Share Information
 for FFO
 calculations       Three Months Ended            Year Ended
                        December 31,              December 31,
                     2003        2002          2003        2002
                   --------    --------      --------    --------
Weighted average
 shares for FFO
 calculations -
  - Basic           110,497     104,578       107,092     104,458
                   ========    ========      ========    ========
  - Diluted         114,965(2)  107,463(2)    111,168(2)  105,969(2)
                   ========    ========      ========    ========

(1) Included in the calculation of income from continuing operations per share in accordance with SEC guidelines.

(2) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. FFO would be increased by $1,502 and $5,771 for the three months and year ended December 31, 2003, respectively, and net income available to common shareholders and FFO would be increased by $1,423 for both the three months and year ended December 31, 2002, reflecting the distributions associated with the units.

(3) 2002 FFO was reduced from $3.03 to $2.93 for the year ended December 31, 2002 and from $0.78 to $0.68 for the three months ended December 31, 2002 to include gains on early extinguishment of debt of $22,255 and adjustments to property carrying values of ($33,030).


    NOTE: Most industry analysts and equity REITs, including the Company, generally consider funds from operations ("FFO") to be an appropriate supplemental measure of the performance of an equity REIT. FFO is defined as net income applicable to common shares before depreciation and amortization, extraordinary items, cumulative effect of accounting changes, gains or losses on sales of operating real estate, plus the pro-rata amount of depreciation and amortization of unconsolidated joint ventures determined on a consistent basis. Given the nature of the Company's business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a measure of its operational performance. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income as a measure of liquidity. In addition, the comparability of the Company's FFO with the FFO reported by other REITs may be affected by the differences that exist regarding certain accounting policies relating to expenditures for repairs and other recurring items.


                       Kimco Realty Corporation
                      Consolidated Balance Sheets
                 (in thousands, except per share data)

                                            December 31, December 31,
                                               2003          2002
                                            -----------  -----------
Assets:
Operating real estate, net of accumulated
 depreciation of $568,015 and $516,558,
 respectively                               $ 3,264,223  $ 2,669,648
Investments and advances in real estate
 joint ventures                                 487,394      390,484
Real estate under development                   304,286      234,953
Other real estate investments                   113,085       99,542
Mortgages and other financing receivables        95,019       94,024
Cash and cash equivalents                        48,288       35,962
Marketable securities                            45,677       66,992
Accounts and notes receivable                    57,080       56,484
Deferred charges and prepaid expenses            66,095       50,149
Other assets                                    122,778       60,112
                                            -----------  -----------
                                            $ 4,603,925  $ 3,758,350
                                            ===========  ===========
Liabilities:
Notes payable                               $ 1,686,250  $ 1,302,250
Mortgages payable                               375,914      230,760
Construction loans payable                       92,784       43,972
Accounts payable and accrued expenses            92,239       94,784
Dividends payable                                65,969       59,646
Other liabilities                                55,006       24,198
                                            -----------  -----------
                                              2,368,162    1,755,610
                                            -----------  -----------
Minority interests in partnerships               99,917       93,940
                                            -----------  -----------

Stockholders' Equity:
 Preferred stock, $1.00 par value,
  authorized 3,600,000 shares
  Class A Preferred Stock, $1.00 par value,
  authorized 345,000 shares issued and
  outstanding 0 and 300,000 shares,                  --          300
  respectively
  Aggregate liquidation preference $0 and
   $75,000, respectively
 Class B Preferred Stock, $1.00 par value,
  authorized 230,000 shares issued and
  outstanding 0 and 200,000 shares,                  --          200
  respectively
  Aggregate liquidation preference $0 and
   $50,000, respectively
 Class C Preferred Stock, $1.00 par value,
  authorized 460,000 shares issued and
  outstanding 0 and 400,000 shares,                  --          400
  respectively
  Aggregate liquidation preference $0 and
   $100,000, respectively
 Class F Preferred Stock, $1.00 par value,
  authorized 700,000 shares issued and
  outstanding 700,000, and 0 shares,                700           --
  respectively
  Aggregate liquidation preference $175,000
   and $0, respectively
 Common Stock, $.01 par value, authorized
  200,000,000 shares issued and
  outstanding 110,623,967 and 104,601,828         1,106        1,046
  shares, respectively

Paid-in capital                               2,147,286    1,984,820
Cumulative distributions in excess of net
 income                                         (30,112)     (85,367)
                                            ------------ ------------
                                              2,118,980    1,901,399
Accumulated other comprehensive income           16,866        7,401
                                            -----------  -----------
                                              2,135,846    1,908,800
                                            -----------  -----------
                                            $ 4,603,925  $ 3,758,350
                                            ===========  ===========

Reclassifications:

Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.





                       Kimco Realty Corporation
  Reconciliation of Projected Diluted Net Income Per Common Share to
           Projected Funds From Operations Per Common Share

                                                  Projected Range
                                                  Full Year 2004
                                                   Low      High
                                                  -----     -----
Projected diluted earnings per common share       $2.28     $2.31
Projected depreciation and amortization            0.80      0.80
Projected depreciation and amortization
 real estate joint ventures                        0.33      0.35
                                                  -----     -----
Projected FFO per diluted common share            $3.41     $3.46
                                                  =====     =====



    CONTACT: Kimco Realty Corporation
             Scott Onufrey, 516-869-7190
             sonufrey@kimcorealty.com